Exhibit 99.1

OTC:DRVD INVESTOR PRESENTATION Q2 2020

OTC:DRVD SAFE HARBOR STATEMENT This presentation contains certain forward - looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions th at are intended to identify forward - looking statements. All forward - looking statements speak only as of the date of this document. You should not place undue reliance on these forward - looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward - looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward - looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward - looking statements and the trading price for our common stock may fluctuate significantly. Forward - looking statements also are affected by the risk factors described in the Company's filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward - looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

OTC:DRVD DRIVEN IS in stock and on - time! Driven is the first licensed & vertically integrated, publicly traded, online cannabis retailer servicing 92% of California in less than 60 minutes. OTCQB:DRVD

OTC:DRVD christian schenk brian hayek lisa chow maddie halvorson jason gloria adam berk chris desousa CEO & CHAIRMAN OF THE BOARD sal villanueva PRESIDENT CFO & BOARD OF DIRECTORS jeanette villanueva HUMAN RESOURCES OPERATIONS MARKETING ECOMMERCE BOARD OF DIRECTORS BOARD OF DIRECTORS LEADERSHIP

OTC:DRVD Driven Deliveries Inc. OTCQB:DRVD Brand to consumer solution Same day express & scheduled delivery Same day express & scheduled delivery Community for cannabis enthusiasts

OTC:DRVD DRIVEN TIMELINE & BRAND CONSOLIDATION Ganjarunner Acquisition PENDING ACQUISITION (vertical expansion) Mountain High Acquisition Weedwaves Founded Budee Acquisition MOZEN 2019 delivery network acquisitions Driven goes Public 2018 2020 Migration to a single brand 2020 TARGET B

OTC:DRVD GANJARUNNER & BUDEE services 92% of California with scheduled and express (90 minute) delivery. ganjarunner has a wide selection with nearly 500 products, supporting more than 40 brands. $108.52 Average Order Value 4.8 Star Rating 84% Retention $667 Lifetime Value

OTC:DRVD Same day express & scheduled delivery Same day express & scheduled delivery

OTC:DRVD LARGEST, LICENSED ONLINE RETAILER 4 Successful deliveries to date 230,000 Happy customers 480,000 Licenses 252 Average deliveries per day 3 Fulfillment centers. 4 in Q2 850+ Friendly, safe drivers

OTC:DRVD TECHNOLOGY 100% of the technology in use by Budee & Ganjarunner was developed internally and continues to be improved and maintained by an internal engineering team...

OTC:DRVD Dispatch, Routing, IMS and Geo - Analytics

OTC:DRVD Consumer Facing E - commerce and Content Management System

OTC:DRVD ● Allows Brands to convert web traffic to revenue by implementing a small e - com widget on their website. ● Simplifies the consumer journey and increases conversion rates. ● Implementing as a requirement for all Brands on our menu(s) by end of Q2.

OTC:DRVD CANNABIS DEALS NEWS SOCIAL The Weedwaves app (launched July 2019) is a means for Driven to acquire new cannabis consumers, provide better user experience, and access to exclusive deals and offers on ganjarunner as well as things they buy everyday. CONSUMERS ARE MOBILE 87% of smartphone users leverage location services at least once per week to help find a location or to search content based on their location. Weedwaves enables us to improve our delivery experience. MOBILE APP SPENDING In app spending accounted for more than $44B in 2018 and represented 48% of all mobile commerce compared to 14% on web/ads. ADVERTISING & CANNABIS Advertising cannabis in California is incredibly difficult. Weedwaves will enable Driven to own its advertising network and community.

OTC:DRVD MENU OWNERSHIP DRIVEN ANNOUNCED THE PENDING ACQUISITION OF MOZEN, A LIFESTYLE DISPOSABLE VAPE BRAND. THE FIRST OF MANY STRATEGIC PROGRAMS TO INCREASE CONTRIBUTING GROSS MARGIN FROM RETAIL SALES

OTC:DRVD WELCOMING MOZEN TO THE DRIVEN FAMILY Driven announced the pending acquisition of Mozen, a lifestyle disposable vape brand. The first of many strategic programs to increase contributing gross margin from retail sales. Find your balance with Mozen all - in - one vapes.

OTC:DRVD IN HOUSE BRANDS WILL INCREASE GROSS MARGIN In - house all - in - one disposable vape pens: Mozen In - house vape cartridges and battery In - house edibles 64% GROSS MARGIN WILL IMPROVE TO 80+% In - house flower

OTC:DRVD GEOGRAPHIC & CATEGORY EXPANSION In 2020 Driven will expand into new geographies, produce in house products & begin to offer a platform as a service (PaaS).

OTC:DRVD ORGANIC GROWTH PLANS ATTACK COMPETITIVE MARKETS ○ San Jose ○ Sacramento ○ San Diego EXPAND IN OUR KEY FOOTHOLDS ○ Los Angeles ○ San Francisco ○ Coastline STRATEGIC EXPANSION 2020 ○ Oregon ○ Michigan ○ Illinois ○ Oklahoma BrandBudee program expansion Q3 Platform as a Service (PaaS) Q3 Franchise and licensing out of state Q4

OTC:DRVD EXPANDING IN 2020 Driven will leverage its all - in - one strategy in California in expanding in new states

OTC:DRVD FINANCIALS performance & forecast

OTC:DRVD 2X SALES VOLUMES 20% INCREASE IN AVERAGE ORDER VALUE 4X INCREASE IN INVENTORY NEEDS (FORECAST) 15% REDUCTION IN WORKFORCE (AS RESULT OF SCHOOL CLOSURES) COVID - 19: Impact & Positive Momentum

OTC:DRVD ORDER ECONOMICS ARE BEST IN CLASS 12% DELIVERY COST ALLOCATION AS A RESULT OF OUR “DIRECT DELIVERY” LOGISTICS NETWORK (LESS IS MORE)

OTC:DRVD DRIVEN BY NUMBERS data driven

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OTC:DRVD 33% OF ORDERS ARE NEW CUSTOMERS AS NEW CUSTOMER ACQUISITION EFFORTS MATERIALIZE, COA CONTINUES TO IMPROVE

OTC:DRVD VENDOR SPONSORED PROMOTIONS INCREASE RETENTION $4.98M YTD BY WORKING WITH OUR BRAND PARTNERS, WE ARE ABLE TO KEEP A STEADY FLOW OF PROMOS WITHOUT ERODING OUR GROSS MARGIN.

OTC:DRVD ABOUT US THE FINANCIALS BIG NUMBERS 2020: DRIVEN BY THE NUMBERS Largest licensed online retailer & in home delivery provider in CA Services 92% of California with convenient scheduled delivery Largest selection with more than 450 products public cannabis company with fast path to profitability World - class management & BOD Publicly traded: $DRVD with avg. volume of 45k+ per day $29 million revenue run rate Extremely clean cap table 3 accretive acquisitions in the last 8 months 480,000 direct to home deliveries 230,000 registered cannabis consumers Over 150 company vehicles on the road 84% of revenue comes from repeat customers 4.8 star average customer rating

OTC:DRVD TURN KEY SOLUTION WHAT DRIVEN BRINGS TO THE TABLE DISTRIBUTION ESTABLISHED OPERATIONS VEHICLES & PLATFORM STATEWIDE LICENSING OVERNIGHT MARGIN ENHANCEMENT DELIVERY NETWORK CASH MANAGEMENT & MERCHANT SERVICES INVESTOR LIQUIDITY STRONG PUBLIC VEHICLE IN - HOUSE PRODUCTS VERTICAL INTEGRATION EXPANSION TO NEW STATES MOTIVATED INVESTOR BASE READY TO INVEST STRONG FINANCIAL DISCIPLINE

OTC:DRVD GET IN TOUCH ir@drvd.com